

Quaker Chemical Corporation
Investor Conference Call
July 29, 2010

Quaker

Risk and Uncertainties Statement

Regulation G

The attached charts include Company information that does not conform to generally accepted accounting principles (GAAP). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other Companies.

This data should be read in conjunction with the Company's second quarter earnings news release dated July 28, 2010, which will be furnished to the SEC on Form 8-K.

Forward-Looking Statements

This presentation may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. A major risk is that the Company's demand is largely derived from the demand for its customers' products, which subjects the Company to downturns in a customer's business and unanticipated customer production shutdowns. Other major risks and uncertainties include, but are not limited to, significant increases in raw material costs, customer financial stability, worldwide economic and political conditions, foreign currency fluctuations, and future terrorist attacks such as those that occurred on September 11, 2001. Other factors could also adversely affect us. Therefore, we caution you not to place undue reliance on our forward-looking statements. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

2nd Quarter 2010 Results

- Diluted EPS of $.80 vs. EPS of $.29 for 2Q 2009
- Results driven by BRIC (Brazil, Russia, India, China) country steel demand
- Sales up 33% to $136.0 MM with product volume up 42%
- Vs. 1Q 2010, volume up 7%
- Gross margin % of 35.7% vs. 35.2% in 2Q 2009
- $15 MM of operating cash flow in 2Q 2010

Outlook

- Product volume in 2H 2010 expected to be somewhat lower than 1H 2010
  - Expect to continue to gain new business
  - DA Stuart aluminum hot rolling acquisition
  - Softening of steel production from current levels
  - Conclusion of tax incentives for auto purchases in certain countries
  - Seasonal factors
- Price increases in 3Q 2010 to help offset higher raw material cost. Margins could experience lag effect prior to recovery.
- Despite these factors, record earnings are expected for the full year 2010. 2H earnings expected to continue to be strong but will be below 1H.

Chart 1

EPS by Quarter



$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
-$0.20
-$0.40
Q1 2008
Q2 2008
Q3 2008
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010

We quickly returned to good profitability levels

Chart 2

Product Volume by Quarter



Metalworking Process Chemicals Segment
50,000
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
3Q08 YTD Ave.
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10

Volumes gradually increasing

Chart 3

Annualized Run Rate of Adjusted EBITDA Increasing


75
65
55
45
35
25
15
5
-5
Q3 2008
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010

Note: Excludes restructuring and CEO transition costs in 2008 and 2009.
Annualized EBITDA is latest quarter's EBITDA multiplied by 4.

Current EBITDA Run Rate An All-Time Record

NA Steel Market Data

Chart 4



Weekly Tonnage of Raw Steel Production
2500
2275
2050
1825
1600
1375
1150
925
700
(in thousands of net tons)
2008
2009
1,726
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3
Updated: July 21, 2010
Source: AMM from American Iron and Steel Institute data.

Summary

- Strong Q2 earnings and cash flow generation
- Balance sheet continues to become stronger; debt below year-end levels
- EBITDA exceeding levels achieved prior to global economic downturn
- Credit facility creates greater financial flexibility
- Record earnings expected for full year 2010
- Positioned for good growth over next several years in both emerging and mature markets
  - Emerging markets – well positioned in BRIC (Brazil, Russia, India & China) to take advantage of strong growth
  - Mature Markets – Steel and auto markets expected to have above normal growth as industries gradually rebound

Reconciliation of Annualized Run Rate of Adjusted EBITDA

	Q3 2008	Q4 2008	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Q2 2010
Net income (loss) attributable to Quaker Chemical Corporation	4,440	(2,722)	2	3,234	5,052	7,932	9,419	9,153
Add / (subtract):								
Depreciation	2,822	2,600	2,458	2,343	2,147	2,577	2,593	2,475
Amortization	300	271	257	265	275	281	254	208
Interest Expense	1,330	1,423	1,242	1,538	1,356	1,397	1,311	1,386
Taxes on income	967	(871)	(251)	1,567	2,747	3,002	3,181	4,143
Restructuring and related activities	-	2,916	2,289	-	-	-	-	
CEO transition costs	1,625	-	-	1,193	1,250	-	-	
Adjusted Quarterly EBITDA	11,484	3,617	5,997	10,140	12,827	15,189	16,758	17,365
Multiply by 4	4	4	4	4	4	4	4	4
Annualized Run Rate of Adjusted EBITDA	45,936	14,468	23,988	40,560	51,308	60,756	67,032	69,460

Quaker